Exhibit 99.1
Bright Horizons Family Solutions Reports Second Quarter of 2019 Financial Results
WATERTOWN, MA - (Business Wire - August 1, 2019) - Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers, families and adult learners better address the challenges of work and family life, today announced financial results for the second quarter of 2019 and updated certain financial guidance for the full year 2019.
Second Quarter 2019 Highlights (compared to second quarter 2018):

•	Revenue increased 8% to $528 million

•	Income from operations increased 16% to $75 million

•	Net income increased 22% to $49 million and diluted earnings per common share increased 22% to $0.83
Non-GAAP measures

•	Adjusted income from operations* increased 13% to $75 million

•	Adjusted EBITDA* increased 11% to $106 million

•	Adjusted net income* increased 15% to $58 million and diluted adjusted earnings per common share* increased 14% to $0.99
“We are pleased to report strong financial results for the second quarter of 2019,” said Stephen Kramer, Chief Executive Officer.  “Our performance continues to reflect the value that families and learners place on the high-quality services we provide, as well as our commitment to expanding the impact we have with our multi-national clients and their employees across life and career stages in key markets around the globe.”
“Our continued success is the direct result of the work of our 34,000 employees dedicated to our important mission and unique culture.” Kramer continued. “We remain focused on being an employer of choice and on recognizing the vital contributions of our people.”
Second Quarter 2019 Results
Revenue increased $38.4 million, or 8%, in the second quarter of 2019 from the second quarter of 2018 on contributions from new and ramping full service child care centers, average price increases of 3% to 4%, and expanded sales and utilization of our back-up care and educational advisory services.
Income from operations was $74.8 million for the second quarter of 2019, an increase from $64.6 million in the same 2018 period. Increases in revenue and gross profit reflect contributions from enrollment gains in mature and ramping centers, new child care centers, back-up care and educational advisory clients that have increased utilization levels or been added since the second quarter of 2018, efficiencies in service delivery across the expanding customer base, and strong cost management. These gains were partially offset by investments in marketing and technology to support our customer user experience, service delivery and operating efficiency, and costs incurred during the pre-opening and ramp-up phase of newer lease/consortium centers. Net income was $49.3 million for the second quarter of 2019 compared to net income of $40.4 million in the same 2018 period, an increase of $8.9 million, or 22%, attributable to the expanded income from operations. Diluted earnings per common share was $0.83 for the second quarter of 2019 compared to $0.68 in the same 2018 period.
In the second quarter of 2019, adjusted EBITDA increased $10.5 million, or 11%, to $105.9 million, and adjusted income from operations increased $8.6 million, or 13%, to $74.8 million from the second quarter of 2018 due primarily to the expanded gross profit. Adjusted net income increased by $7.6 million, or 15%, to $58.5 million on the expanded income from operations. Diluted adjusted earnings per common share was $0.99 compared to $0.87 in the second quarter of 2018.
As of June 30, 2019, the Company had more than 1,100 client relationships with employers across a diverse array of industries and operated 1,083 child care and early education centers with the capacity to serve approximately 120,000 children and their families.

*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are non-GAAP measures. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, the excess of lease expense over cash lease expense, stock-based compensation expense, and transaction costs. Adjusted income from operations represents income from operations before transaction costs. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock-based compensation expense, amortization expense, transaction costs, and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is a non-GAAP measure, calculated using adjusted net income. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in “Presentation of Non-GAAP Measures” and the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”
Balance Sheet and Cash Flow
For the six months ended June 30, 2019, the Company generated approximately $190.6 million of cash from operations compared to $188.8 million for the same period in 2018, and invested $90.9 million in fixed assets, acquisitions, and other investments compared to $89.8 million for the same period in 2018. Net cash used in financing activities totaled $112.4 million in the six months ended June 30, 2019 compared to $99.8 million for the same 2018 period. The Company reported a net increase in cash and cash equivalents of $7.2 million to $22.7 million as of June 30, 2019.
2019 Outlook
As described below, the Company is updating certain financial guidance. For the full year 2019, the Company currently expects:

•	Revenue growth in 2019 in the range of 8-10%

•	Net income in the range of $174 million to $176 million and diluted earnings per common share in the range of $2.95 to $2.98

•	Adjusted net income in the range of $211 million to $213 million and diluted adjusted earnings per common share in the range of $3.59 to $3.64

•	Diluted weighted average shares of approximately 59 million shares
For a reconciliation of the non-GAAP measures to their most directly comparable GAAP measure, refer to the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”
Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET to discuss our results, expectations, business strategy and outlook.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call moderated by Chief Executive Officer Stephen Kramer.  Replays of the entire call will be available through August 22, 2019 at 1-844-512-2921 or, for international callers, 1-412-317-6671, conference ID #13685054. A link to the audio webcast of the conference call and a copy of this press release are also available through the Investor Relations section of the Company’s web site, www.brighthorizons.com.

Forward-Looking Statements
This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth plan, the impact of our business strategy, our culture, estimated effective tax rate and tax expense, estimates and impact of equity transactions and excess tax benefits, our investments, and our third quarter and full year 2019 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; our indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; our ability to implement our growth strategies successfully; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed February 27, 2019, and other factors disclosed from time to time in our other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.
Presentation of Non-GAAP Measures
In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this press release, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally, and in connection with determining incentive compensation for Company management, including executive officers.  Adjusted EBITDA is also used in connection with the determination of certain ratio requirements under our credit agreement. We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.  Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are reconciled from the respective measures under GAAP in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”
Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of intangible assets, and transaction costs related to the completion of debt financing transactions and completed acquisitions, as well as tax effects associated with these items. These adjustments to net income and diluted earnings per common share in future periods are generally expected to be similar to the types of charges and costs excluded from adjusted net income and diluted adjusted earnings per common share in prior quarters, although we can provide no assurance as to the timing or magnitude of any such adjustments. The exclusion of these charges and costs in future periods will have an impact on the Company’s adjusted net income and diluted adjusted earnings per common share.
About Bright Horizons Family Solutions Inc.
Bright Horizons is trusted by families around the world to provide care and education for their children. Operating approximately 1,100 child care centers, Bright Horizons cares for approximately 120,000 children annually in the United States, the United Kingdom, the Netherlands, Canada and India. Used by more than 1,100 of the world's best employers across industries, Bright Horizons back-up child and elder care, tuition program management, education advising, and student loan repayment programs support employees through every life and career stage, and help people succeed at work and at home. For more information, go to www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
Chief Financial Officer - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Kevin Doherty
Managing Director - Solebury Trout
kdoherty@soleburytrout.com
203-428-3233

Media:
Ilene Serpa
Vice President - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Three Months Ended June 30,
	2019	%	2018	%
Revenue	$528,060	100.0%	$489,699	100.0%
Cost of services	388,439	73.6%	363,662	74.3%
Gross profit	139,621	26.4%	126,037	25.7%
Selling, general and administrative expenses	56,491	10.7%	53,137	10.9%
Amortization of intangible assets	8,297	1.6%	8,276	1.6%
Income from operations	74,833	14.1%	64,624	13.2%
Interest expense — net	(11,723)	(2.2)%	(12,161)	(2.5)%
Income before income tax	63,110	11.9%	52,463	10.7%
Income tax expense	(13,783)	(2.6)%	(12,037)	(2.4)%
Net income	$49,327	9.3%	$40,426	8.3%

Earnings per common share:
Common stock — basic	$0.85		$0.70
Common stock — diluted	$0.83		$0.68

Weighted average number of common shares outstanding:
Common stock — basic	57,847,630		57,613,596
Common stock — diluted	58,939,763		58,761,229

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Six Months Ended June 30,
	2019	%	2018	%
Revenue	$1,029,818	100.0%	$953,356	100.0%
Cost of services	763,250	74.1%	713,775	74.9%
Gross profit	266,568	25.9%	239,581	25.1%
Selling, general and administrative expenses	112,366	10.9%	103,349	10.8%
Amortization of intangible assets	16,459	1.6%	16,324	1.7%
Income from operations	137,743	13.4%	119,908	12.6%
Interest expense — net	(23,671)	(2.3)%	(23,664)	(2.5)%
Income before income tax	114,072	11.1%	96,244	10.1%
Income tax expense	(22,703)	(2.2)%	(18,520)	(1.9)%
Net income	$91,369	8.9%	$77,724	8.2%

Earnings per common share:
Common stock — basic	$1.57		$1.33
Common stock — diluted	$1.55		$1.31

Weighted average number of common shares outstanding:
Common stock — basic	57,763,335		57,902,208
Common stock — diluted	58,846,073		59,104,631

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$22,656	$15,450
Accounts receivable — net	111,529	131,178
Prepaid expenses and other current assets	52,955	47,263
Total current assets	187,140	193,891
Fixed assets — net	601,271	597,141
Goodwill	1,380,211	1,347,611
Other intangibles — net	314,351	323,035
Operating lease right-of-use assets (1)	666,399	—
Other assets	44,107	62,628
Total assets	$3,193,479	$2,524,306
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$10,750	$10,750
Borrowings under revolving credit facility	—	118,200
Accounts payable and accrued expenses	155,036	154,195
Current portion of operating lease liabilities (1)	80,723	—
Deferred revenue and other current liabilities	206,816	200,640
Total current liabilities	453,325	483,785
Long-term debt — net	1,032,459	1,036,870
Operating lease liabilities (1)	653,971	71,817
Deferred income taxes	73,818	71,306
Other long-term liabilities	101,544	81,051
Total liabilities	2,315,117	1,744,829
Total stockholders’ equity	878,362	779,477
Total liabilities and stockholders’ equity	$3,193,479	$2,524,306

(1)
The Company adopted Accounting Standards Codification No. 842, Leases (ASC 842), effective January 1, 2019. Upon adoption, the Company recognized operating lease right-of-use assets and liabilities for the rights and obligations created by lease arrangements. Lease obligations associated with deferred rent and lease incentives recorded under previous guidance were reclassified from other current liabilities and operating lease liabilities to the operating lease right-of-use assets. The Company adopted the new lease guidance using the modified retrospective approach and the transition method available in accordance with Accounting Standards Update 2018-11, Leases (Topic 842): Targeted Improvements, which provides the option to use the effective date as the date of initial application of the guidance. As a result, the comparative information for prior periods has not been adjusted and continues to be reported in accordance with the accounting standards in effect for those periods under the previously applicable guidance.

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$91,369	$77,724
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,347	49,933
Stock-based compensation expense	7,618	6,589
Deferred income taxes	3,641	(2,347)
Other non-cash adjustments — net	(294)	1,754
Changes in assets and liabilities	34,930	55,126
Net cash provided by operating activities	190,611	188,779
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets — net	(45,015)	(39,155)
Purchases of investments	(20,024)	—
Payments and settlements for acquisitions — net of cash acquired	(25,860)	(50,624)
Net cash used in investing activities	(90,899)	(89,779)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit facility — net	(117,858)	(14,800)
Principal payments of long-term debt	(5,375)	(5,375)
Payments for debt issuance costs	—	(292)
Purchase of treasury stock	(690)	(85,725)
Taxes paid related to the net share settlement of stock options and restricted stock	(5,540)	(7,074)
Proceeds from issuance of common stock upon exercise of options and restricted stock upon purchase	17,085	16,118
Payments of contingent consideration for acquisitions	—	(2,615)
Net cash used in financing activities	(112,378)	(99,763)
Effect of exchange rates on cash, cash equivalents and restricted cash	414	530
Net decrease in cash, cash equivalents and restricted cash	(12,252)	(233)
Cash, cash equivalents and restricted cash — beginning of period	38,478	36,570
Cash, cash equivalents and restricted cash — end of period	$26,226	$36,337

BRIGHT HORIZONS FAMILY SOLUTIONS INC. SEGMENT INFORMATION (In thousands) (Unaudited)

	Full service center-based child care	Back-up care	Educational advisory services	Total
Three Months Ended June 30, 2019
Revenue	$438,580	$70,049	$19,431	$528,060
Income from operations	51,827	18,434	4,572	74,833
Adjusted income from operations	51,827	18,434	4,572	74,833

Three Months Ended June 30, 2018
Revenue	$414,121	$58,822	$16,756	$489,699
Income from operations	44,940	16,141	3,543	64,624
Adjusted income from operations (1)	46,527	16,141	3,543	66,211

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with the May 2018 amendment to the credit agreement and completed acquisitions, which have been allocated to the full service center-based child care segment.

	Full service center-based child care	Back-up care	Educational advisory services	Total
Six Months Ended June 30, 2019
Revenue	$856,900	$134,743	$38,175	$1,029,818
Income from operations	93,357	35,551	8,835	137,743
Adjusted income from operations (1)	93,357	35,984	8,835	138,176

Six Months Ended June 30, 2018
Revenue	$806,746	$113,501	$33,109	$953,356
Income from operations	81,851	30,266	7,791	119,908
Adjusted income from operations (2)	83,766	30,266	7,791	121,823

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with completed acquisitions, which have been allocated to the back-up care segment.

(2)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with the May 2018 amendment to the credit agreement, the March 2018 secondary offering, and completed acquisitions, which have been allocated to the full service center-based child care segment.

BRIGHT HORIZONS FAMILY SOLUTIONS INC. NON-GAAP RECONCILIATIONS (In thousands, except share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$49,327	$40,426	$91,369	$77,724
Interest expense — net	11,723	12,161	23,671	23,664
Income tax expense	13,783	12,037	22,703	18,520
Depreciation	18,588	16,974	36,888	33,609
Amortization of intangible assets (a)	8,297	8,276	16,459	16,324
EBITDA	101,718	89,874	191,090	169,841
Additional Adjustments:
Non-cash operating lease expense (b)	(345)	218	582	226
Stock-based compensation expense (c)	4,512	3,698	7,618	6,589
Transaction costs (d)	—	1,587	433	1,915
Total adjustments	4,167	5,503	8,633	8,730
Adjusted EBITDA	$105,885	$95,377	$199,723	$178,571

Income from operations	$74,833	$64,624	$137,743	$119,908
Transaction costs (d)	—	1,587	433	1,915
Adjusted income from operations	$74,833	$66,211	$138,176	$121,823

Net income	$49,327	$40,426	$91,369	$77,724
Income tax expense	13,783	12,037	22,703	18,520
Income before income tax	63,110	52,463	114,072	96,244
Stock-based compensation expense (c)	4,512	3,698	7,618	6,589
Amortization of intangible assets (a)	8,297	8,276	16,459	16,324
Transaction costs (d)	—	1,587	433	1,915
Adjusted income before income tax	75,919	66,024	138,582	121,072
Adjusted income tax expense (e)	(17,461)	(15,119)	(32,312)	(27,587)
Adjusted net income	$58,458	$50,905	$106,270	$93,485

Weighted average number of common shares — diluted	58,939,763	58,761,229	58,846,073	59,104,631
Diluted adjusted earnings per common share	$0.99	$0.87	$1.81	$1.58

BRIGHT HORIZONS FAMILY SOLUTIONS INC. NON-GAAP RECONCILIATIONS (In thousands, except share data) (Unaudited)

	Forward Guidance (h)
	Three Months Ended September 30, 2019		Year Ended December 31, 2019
	Low	High	Low	High
Net income	$39,000	$39,750	$174,400	$176,000
Net income allocated to unvested participating shares	(200)	(200)	(800)	(800)
Income tax expense (f)	13,100	13,400	50,300	51,000
Income before income tax	51,900	52,950	223,900	226,200
Stock-based compensation expense (c)	4,800	5,200	17,250	17,750
Amortization of intangible assets (a)	8,200	8,500	32,800	33,300
Transaction costs (d)	—	—	400	400
Adjusted income before income tax	64,900	66,650	274,350	277,650
Tax impact on adjusted income before income tax (g)	(15,000)	(15,400)	(63,200)	(64,200)
Adjusted net income attributable to common stockholders	$49,900	$51,250	$211,150	$213,450

Per common share information:
Diluted earnings per common share	$0.66	$0.67	$2.95	$2.98
Income tax expense (f)	0.22	0.23	0.85	0.87
Income before income tax	0.88	0.90	3.80	3.85
Stock-based compensation expense (c)	0.08	0.09	0.29	0.30
Amortization of intangible assets (a)	0.14	0.14	0.56	0.57
Transaction costs (d)	—	—	0.01	0.01
Tax impact on adjusted income before income tax (g)	(0.25)	(0.26)	(1.07)	(1.09)
Diluted adjusted earnings per common share	$0.85	$0.87	$3.59	$3.64

(a)	Represents amortization of intangible assets, including $4.7 million each quarter associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents the excess of lease expense over cash lease expense.

(c)	Represents non-cash stock-based compensation expense in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(d)	Represents transaction costs incurred in connection with completed acquisitions, the March 2018 secondary offering, and the May 2018 amendment to the credit agreement.

(e)
Represents income tax expense calculated on adjusted income before income tax at an effective tax rate of approximately 23% for both 2019 and 2018. The tax rate for 2019 represents a tax rate of approximately 26% applied to the expected adjusted income before income tax for the full year, less the estimated effect of excess tax benefits related to equity transactions for the full year 2019, which the Company estimates will be in the range of $8 million to $10 million. However, the timing and volume of the tax benefits associated with such future equity activity will affect these estimates and the estimated effective tax rate for the year.

(f)
Represents estimated income tax expense calculated using an effective tax rate of approximately 23% for the year ended December 31, 2019, based on projected income before income tax, less the estimated impact of excess tax benefits related to equity transactions, which the Company estimates in the range of $8 million to $10 million for the full year in 2019. However, the timing and volume of the tax benefits associated with such future equity activity will affect these estimates and the estimated effective tax rate for the year.

(g)	Represents estimated tax on adjusted income before income tax using an effective tax rate of approximately 23%.

(h)	Forward guidance amounts are estimated based on a number of assumptions and actual results could differ materially from the estimates provided herein.